                             ADDENDUM NO. ONE
                                   TO
                        LEASE SCHEDULE NO. 4125.02
                                 BETWEEN
                    FINOVA CAPITAL CORPORATION (LESSOR)
                                   AND
                     MOBILE PET SYSTEMS, INC. (LESSEE)

                 Dated the   22nd   day of   December, 1999
                           --------        -----------------

                            EQUIPMENT SCHEDULE


Equipment provided by: Siemens Medical Systems, Inc., 186 Wood Avenue South, Iselin, NH 08830-0401

-   One (1) Siemens ECAT EXACT P.E.T. Scanner System

         The ECAT EXACT is a high-resolution positron emission tomography system for imaging biochemical processes and metabolism for whole body applications. The multi-detector ring system provides 3D acquisition and reconstruction in the static and dynamic modes.

         The ECAT EXACT consists of a 47 image plane system with a 16.2 cm (6.4 in) field of view.

         -  High spatial slice resolution in transaxial and axial dimensions
         -  Three-dimensional display of organs with a large axial view
         -  Excellent volume sensitivity
         - Fast acquisition and reconstruction of 64 X 64 and 128 X 128 matrices
         -  High-resolution, flicker free, color display monitor
         - Unique block detector technology provides excellent temporal and energy resolution response
         - Simultaneous data acquisition and image reconstruction for high patient throughput
         - Retractable rotating rod source holders for quick and accurate attenuation correction. ????? is available in safe, solid form from recommended vendors)
         -  Water-cooled gantry for quiet operation.
         -  Window-oriented operating software.

         The system consists of:

         Whole Body Ring Detector Gantry:
         -  82.4 mm detector ring diameter.
         -  56.2 cm gantry aperture
         -  16.2 cm (6.4 inch) axial field of view
         -  Nine laser lines for precise, reproducible patient positioning
         - Dual operator controls on gantry for positioning from either side of patient
         -  Count rate monitor at gantry control panels

                             ADDENDUM NO. ONE
                                   TO
                        LEASE SCHEDULE NO. 4125.02
                                 BETWEEN
                    FINOVA CAPITAL CORPORATION (LESSOR)
                                   AND
                     MOBILE PET SYSTEMS, INC. (LESSEE)

                 Dated the   22nd   day of   December, 1999
                           --------        -----------------

                            EQUIPMENT SCHEDULE


         - Three intergrated retractable transmission rod source holders which extend/retract from a lead housing under computer control for enhanced patient throughput and reduced radiation exposure.

         Patient Handling System:
         -  Low attenuation foam core carbon fiber ?????
         -  57 to ????? cm (22 to 36 inch) vertical motion range
         -  195 cm (77 inch) horizontal scan range
         -  Low attenuation head holder
         -  Maximum patient weight of 159 kg (350 lbs.).

         Data Acquisition/Processing and Storage Electronics:
         -  Image plane coincidence processor
         -  Real-time sorter (RTS) with 64 MB memory
         -  VME ????? acquisition controller
         -  1 Quad 1860 array processor
         -  SCSI (small computer system interface) adaptor to the VME Bus
         -  2.0 GB acquisition disk
         -  Ethernet interface to operator's console
         -  Spare processor

         Operator's Console for Image Display and Analysis:
         - UltraSPARC 60 1300 Workstation with 20 inch, high resolution monitor
         -  256 MB main memory
         -  1 X 4.2, 1 X 9.0 GB internal disk storage
         -  2.6 GB erasable optical storage system for archiving image data
         -  CD ROM drive (mounted in desktop storage unit)
         -  600 dpi laser printer
         - Ethernet connection to date acquisition/processing and storage electronics.
         - 4mm DAT (digital audio tape) archive system, mounted in desktop storage unit.
         -  UNIX operating system and utilities
         -  TCP/IP and network file system communication software.
         -  Floppy drive
         - ECAT Software version 7.1 features, including ????? reconstruction, segmented attenuation correction, and the whole body protocol,

                             ADDENDUM NO. ONE
                                   TO
                        LEASE SCHEDULE NO. 4125.02
                                 BETWEEN
                    FINOVA CAPITAL CORPORATION (LESSOR)
                                   AND
                     MOBILE PET SYSTEMS, INC. (LESSEE)

                 Dated the   22nd   day of   December, 1999
                           --------        -----------------

                            EQUIPMENT SCHEDULE


         ECAT Standard Software
         -----------------------
         Image Acquisition:
         - Transmission scan allows accurate measurement of tissue attenuation correction coefficients
         -  Static emission scan
         -  Dynamic emission scan
         -  Acquisition protocols
         -  Image reconstruction and processing
         -  Wide variety of reconstruction filters
         -  Image size and displacement parameters
         -  Calculated or measured attenuation correction,

         Display Software:
         - Window-oriented to allow simultaneous acquisition, reconstruction, data processing and image display
         -  Image zoom and magnification
         -  Multi-image static display
         -  Any oblique data re-orientation
         -  One mode display
         -  Multiple plane dynamic displays
         -  Region of internet and image profiles
         -  Image filtering, cutting and arithmetic
         -  Regions of internet and image statistics
         -  Screen save/restore operations
         -  Image labelling with variable fonts and graphics
         -  Interactive color transition table operations
         - Three-dimensional volume interactive data review (transverse, sagitial and coronal displays).

         Utilities Software:
         -  Patient database
         -  Patient data archive
         -  Motion control
         -  System calibration
         -  System normalization
         -  Performance tests
         -  System diagnostics.

         Educational Software:
         - Multi-media educational package LPP (Let's Play PET) for use on separate Macintosh or ICON (not provided with system).

                             ADDENDUM NO. ONE
                                   TO
                        LEASE SCHEDULE NO. 4125.02
                                 BETWEEN
                    FINOVA CAPITAL CORPORATION (LESSOR)
                                   AND
                     MOBILE PET SYSTEMS, INC. (LESSEE)

                 Dated the   22nd   day of   December, 1999
                           --------        -----------------

                            EQUIPMENT SCHEDULE



         Systems Documentation (7 act):
         -  ECAT scanner software manual
         -  ECAT scanner hardware manual

         -  Water cooled, whole-body gantry
         -  9216 Bismuth germenate (BGO) crystals
         -  16.2 cm (6.4 inch) axial field of view
         -  Simultaneous acquisition of up to 47 contiguous slices
         - 23 interplane retractable septa for high axial resolution, high sensitivity, and minimum scatter to permit 3-D acquisition
         -  Full-body patient couch and head holder
         -  Data acquisition and electronics
         -  ECAT Software
         -  Operators console and peripherals

    2     ?????     PRE-INSTALL:  KIT EXACT 31/47

    2     ?????     ISOLATION TRANSFORMER (US)

         Transformer for isolating ECAT power from line power

    2     ?????     GANTRY AIR/WATER CHILLER (?????)

         Closed system air/water chiller. Requires onsite chilled water. Requires ????? in well-ventilated utility room.

    2     ?????     ECAT EXACT INSTALLATION ?????USA

         Installation by the SMS PET Group is available.

                             ADDENDUM NO. ONE
                                   TO
                        LEASE SCHEDULE NO. 4125.02
                                 BETWEEN
                    FINOVA CAPITAL CORPORATION (LESSOR)
                                   AND
                     MOBILE PET SYSTEMS, INC. (LESSEE)

                 Dated the   22nd   day of   December, 1999
                           --------        -----------------

                            EQUIPMENT SCHEDULE


Equipment provided by: Calumet Coach Company, 2150 East Dolton Road, Calumet City, IL 60409-1411

One (1) Calumet Coach Model MMS-381P 8' X 40' Self-Propelled Mobile Unit for the Siemens ECAT P.E.T. Scanner described above.

VEHICLE IDENTIFICATION NUMBER:  44KFB6280WWZ18938
                              ---------------------









FINOVA CAPITAL CORPORATION             MOBILE PET SYSTEMS, INC.
-----------------------------------    ----------------------------------------
Lessor                                 Lessee

By:  /s/ [Illegible]                 By:  /s/ [Illegible]
   --------------------------------       -------------------------------------
                          Title                                        Title

                                  BILL OF SALE

     MOBILE PET SYSTEMS, INC. ("Seller") having its principal place of business at 2240 Shelter Island Drive, San Diego, CA 92106 for the

consideration of TWO HUNDRED SEVENTY-NINE THOUSAND THREE HUNDRED NINETY and

00/100 ($279,390.00), receipt of which is hereby acknowledged, does hereby sell,

assign, transfer and set over, passing title of FINOVA CAPITAL CORPORATION

("FINOVA") to have and to hold the following decribed personal property

(including all rights of Seller under manufacturers warranties relating to such equipment) unto itself, its successors and assigns forever.


-------------------------------------------------------------------------------
           DESCRIPTION (MUST INCLUDE MODEL AND SERIAL NUMBERS):

One (1) 8 X 40 Calumet Coach Model MMS-381P Self-Propelled Mobile Unit, VIN #44KFB6280WWZ18938.

-------------------------------------------------------------------------------


     Seller hereby represents and warrants to FINOVA that Seller is the owner of said property, that said property is free and clear of any and all liens,

charges or encumbrances, of whatever nature, whether legal or equitable, and that Seller has full right, power, authority and legal capacity to sell said property and to execute this Bill of Sale and that Seller will defend such title of FINOVA against all persons whomever.

     If Seller is a corporation, the officer(s) executing this Bill of Sale on behalf of Seller has been duly authorized and is empowered to execute this

Bill of Sale on Seller's behalf.

Dated:    December 22, 1999


                                       MOBILE PET SYSTEMS, INC.
                                       SELLER


                                       By:  /s/ [Illegible]
                                          ------------------------------------
                                                                       (Title)

                                                 [LETTERHEAD]

LEASE SCHEDULE
NO. 4125.02



    The following described equipment and accessories are leased by Lessor to Lessee, on the terms specified in this Lease Schedule, subject to the terms and conditions of the Equipment Lease Number 4125 dated April 18, 1999.


-------------------------------------------------------------------------------
1. DESCRIPTION OF EQUIPMENT: One (1) Calumet Coach Company Model MMS-381P Mobile Unit with One (1) Siemens ECAT EXACT P.E.T. Scanner System as further itemized on the Equipment Schedule Addendum No. One attached hereto and made a part hereof.
------------------------------------------------------------------------------

2.  Seller:      See Addendum No. One attached hereto and made a part hereof.
           -------------------------------------------------------------------------
    Seller's Address:   See Addendum No. One attached hereto and made a part hereof.
                     ---------------------------------------------------------------

------------------------------------------------------------------------------
3.  TERM:    60 months                 4.  SECURITY DEPOSIT:     N/A
         -----------------------                            -----------------

5. RENTAL PAYMENTS: $16,000.00 per period for the three (3) consecutive monthly rental periods; 22,000.00 per period for the next three (3) consecutive monthly rental periods; and $34,333.25 per period for the remaining fifty four (54) consecutive rental periods.
        To each rental payment, when paid, shall be added the amount of any applicable sales or use tax.

6.  ADVANCE RENTALS:  $16,000.00 to be applied to the   FIRST   rental payments.
                     ------------                      -------
-------------------------------------------------------------------------------


7.  EQUIPMENT LOCATION:  2240 Shelter Island Drive, Suite 110      San Diego
                        ------------------------------------------------------
                            (Street)                              (City)

                            San Diego                                 CA
                        ------------------------------------------------------
                            (County)                              (State)

8.   LESSEE'S ADDRESS (If different than paragraph 7 above):

-------------------------------------------------------------------------------
    (Street)                  (City)             (State)           (Zip Code)


-------------------------------------------------------------------------------
9.  Other Provisions
-   Addendum No. One, Two and Three attached hereto and made a part hereof.
- "Notwithstanding anything to the contrary in Equipment lease F4125 and provided Lessee is not in default thereunder, Lessee, upon giving Lessor ninety (90) days prior written notice, shall have a one time Option to Purchase not less than all the Equipment under this Lease at maturity of the base lease term for the then fair market value not to exceed twelve percent (12.00%) of the original equipment cost a paid by Lessor the Equipment and any other items or charges included in the Lease plus applicable sales taxes."
- FINOVA has the option to adjust its monthly payment consistent with increases in the five-year, fixed-rate cost of financing from the date of this Lease Schedule to delivery and acceptance of the Equipment. Upon acceptance of the Equipment, the monthly payment will become fixed for the entire term.
-------------------------------------------------------------------------------

The parties hereto have executed this Lease Schedule as of the 22nd day of December, 1999.





FINOVA CAPITAL CORPORATION             MOBILE PET SYSTEMS, INC.
-----------------------------------    ----------------------------------------
Lessor                                 Lessee

By:  /s/ [Illegible]  Vice President   By:  /s/ [Illegible]             CEO
   --------------------------------       -------------------------------------
                          Title                                        Title

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT, dated as of March 3, 2000, is entered into by and between MOBILE P.E.T. SYSTEMS, INC., a Delaware corporation, with headquarters located at 2240 Shelter Island Drive, San Diego, CA 92106, (the "Company"), and the undersigned (referred to individually as the "Buyer" and collectively as the "Buyers").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Buyers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, INTER ALIA, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act;

         WHEREAS, in consideration of the foregoing, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, 8% Cumulative Convertible Redeemable Preferred Stock, Series A, $50,000 liquidation value per share (the "Preferred Stock"), of the Company which will be convertible into shares of Common Stock, par value $0.0001 per share, of the Company (the "Common Stock"), together with the Common Stock Purchase Warrants described herein, upon the terms and subject to the conditions of such Preferred Stock, and subject to acceptance of this Agreement by the Company;

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

         a. PURCHASE; CERTAIN DEFINITIONS. (i) The undersigned hereby agrees to purchase from the Company shares of the Preferred Stock in the amount set forth on the signature page of this Agreement, out of a total offering of $3,000,000 of such Preferred Stock, and having the terms and conditions set forth in the Certificate of Designations, attached hereto as ANNEX I (the "Certificate of Designations"). The purchase price for the Preferred Stock shall be as set forth on the signature page hereto (the "Purchase Price") and shall be payable in United States Dollars.

               (ii) As used herein, the term "Preferred Stock" includes all Series A preferred shares, if any, issued as dividends thereon, unless the context otherwise requires.

               (iii) As used herein, the term "Securities" means the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock.

         b. FORM OF PAYMENT. The Buyer shall pay the purchase price for the Preferred Stock by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as ANNEX II (the "Joint Escrow Instructions"). No later than the Closing Date (as defined below), the Company shall deliver one or more certificates representing the Preferred Stock duly executed on behalf of the Company (collectively, the "Certificate") to the Escrow Agent. By signing this Agreement, the Buyer and the Company, and subject to acceptance by the Escrow Agent, each agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

         c. METHOD OF PAYMENT. Payment into escrow of the Purchase Price for the Preferred Stock shall be made by wire transfer of funds to:

            City National Bank
            1950 Avenue of the Stars
            Los Angeles, CA  90067

            ABA#  122016066

            For credit to the trust account of Law Offices of Michael S.
              Rosenblum, a professional corporation

            Escrow for York, LLC
            Account No.: 009477772

Not later than 1:00 p.m., PST time, on the date which is one (1) New York Stock Exchange trading day after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, the Buyer shall deposit with the Escrow Agent the aggregate purchase price for the Preferred Stock, in immediately available funds. Time is of the essence with respect to such payment, and failure by the Buyer to make such payment shall allow the Company to cancel this Agreement.

         d. ESCROW PROPERTY. The Purchase Price and the Certificate delivered to the Escrow Agent as contemplated by Sections 1(b) and (c) hereof are referred to as the "Escrow Property."

         2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

         Each Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

         a. Without limiting Buyer's right to sell the Common Stock pursuant to the Registration Statement (as that term is defined in the Registration Rights Agreement defined below), the Buyer is purchasing the Preferred Stock and will be acquiring the shares of Common Stock issuable upon conversion of the Preferred Stock (the "Converted Shares") for its own account for investment, and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

         b. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

         c. All subsequent offers and sales of the Preferred Stock and the shares of Common Stock representing the Converted Shares (such Common Stock sometimes referred to as the "Shares") by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

         d. The Buyer understands that the Preferred Stock are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Preferred Stock.

         e. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and the offer of the Shares which have been requested by the Buyer, including ANNEX V hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's annual report on Form 10-KSB for the year ending December 31, 1999 (the "SEC Reports");

         f. The Buyer understands that its investment in the Securities involves a high degree of risk.

         g. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

         h. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

         i. Notwithstanding the provisions hereof or of the Preferred Stock, in no event (except with respect to an automatic conversion of the Preferred Stock as provided in the Certificate of Designations) shall any Buyer be entitled to convert any Preferred Stock to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by such Buyer and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by such Buyer and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Any issuance by the Company to the Buyer in excess of the limit contained in this Paragraph 3.i. shall be null and void, AB INITIO, and upon notice of such invalid issuance, the Company shall correct its books and cause its transfer agent's books to be corrected forthwith to reflect that the Buyer's ownership of Common Stock is within the limit set forth herein. Buyer shall immediately deliver any certificates for invalidly issued Common Stock to the Company's transfer agent. The Company further agrees to (i) immediately reissue certificates for Common Stock to the extent that a portion of the Common Stock represented by said certificates have been validly issued and (ii) immediately reissue all or a portion of those shares which were deemed invalidly issued (at a price set forth in the original conversion notices applicable to such shares) upon notice from the Buyer that the reissuance of such shares would not cause such Buyer to have a beneficial ownership interest in excess of 4.99%. The Company hereby indemnifies and holds each holder free and harmless from and against any and all liabilities, losses, costs and expenses, including, without limitation, attorneys' fees and costs (collectively "Liabilities") arising from or relating to claims made by any third parties with respect to any and all purported violations by each holder under Sections 13(d) and/or 16 resulting from a conversion(s) of the Preferred Stock, unless such claim arises from such holder's default of its obligations hereunder, or representations or warranties contained herein. The foregoing indemnity shall exclude Liabilities incurred by any holder in connection with any violation of Sections 13(d) and/or 16 to the extent arising from or are related to such holder's beneficial ownership of shares of Common Stock (i) which are not acquired by conversion of Preferred Stock, or (ii) deemed beneficially owned through the ownership of the unconverted shares of the Preferred Stock.

         j. Buyer represents that it neither is nor will be obligated for any finders' fee or commission nor is it aware of any such fee or commission payable in connection with this transaction other than as set forth on the Joint Escrow Instructions (attached hereto as Annex II). Buyer agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Buyer or any of its officers, partners, employees, or representatives is responsible. Buyer represents and warrants that neither the Company, nor any persons or entities representing or purporting to represent the Company have made any representation or warranty which is not contained expressly in this Agreement or any other agreements referred to herein.

         3. COMPANY REPRESENTATIONS, ETC.

         The Company represents and warrants and hereby covenants and agrees with each Buyer that:

         a. CONCERNING THE PREFERRED STOCK AND THE SHARES. The Preferred Stock has been duly authorized and, when issued and paid for, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability for the obligations of the Company by reason of being such holder. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Preferred Stock or the Shares.

         b. REPORTING COMPANY STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act, and the Common Stock is listed and traded on the "over-the-counter market." The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

         c. AUTHORIZED SHARES. The Company has at February 29, 2000, 13,909,658 shares of Common Stock outstanding, and has sufficient authorized and unissued Shares as may be reasonably necessary to effect the conversion of the Preferred Stock (assuming all future conversions occurred are based upon an average 5-day closing bid of the Common Stock, as reported by Bloomberg, LP which was one-half (1/2) of the closing bid price of the Common Stock on the Closing Date [the "Closing Date Bid"]) and exercise of the Warrants (as defined in Section 4.j.) at the Closing Date Bid. The Common Stock has been duly authorized and, when issued upon conversion of the Preferred Stock in accordance with its terms, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

         d. SECURITIES PURCHASE AGREEMENT; REGISTRATION RIGHTS AGREEMENT AND STOCK. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as ANNEX IV (the "Registration Rights Agreement"), and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Preferred Stock, and the Registration Rights Agreement, when executed and delivered by or on behalf of the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject, as to enforceability, to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

         e. NON-CONTRAVENTION. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) except as disclosed in ANNEX V, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock (except as herein set forth), (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) any listing agreement for its Common Stock, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein.

         f. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

         g. SEC FILINGS. None of the Company's SEC Reports contained, at the time they were filed, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading, except as corrected by an amended filing made prior to the date hereof. Except as set forth on ANNEX V hereto, the Company has since October, 1999 timely filed all requisite forms, reports and exhibits thereto with the SEC.

         h. ABSENCE OF CERTAIN CHANGES. Since December 31, 1999, there has been no material adverse change in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole, except as disclosed in ANNEX V or in the Company's SEC Reports. Since December 31, 1999, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

         i. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Reports), that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a material adverse effect on the business or financial condition of the Company or (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the agreements contemplated hereby (collectively, including this Agreement, the "Transaction Agreements").

         j. ABSENCE OF LITIGATION. Except as set forth in ANNEX V hereto, and in the Company's SEC Reports, which the Buyer has reviewed, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business or financial condition. results of operation or prospects of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

         k. ABSENCE OF EVENTS OF DEFAULT. Except as set forth in ANNEX V hereto, no

Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the Company's financial condition or results of operations.

         l. PRIOR ISSUES. Except as set forth in ANNEX V, during the twelve
(12) months preceding the date hereof, the Company has not issued any Common Stock or convertible securities in capital transactions which have not been fully disclosed in the Company's filings with the SEC. Except as set forth in ANNEX V, all such issuances (except for issuances to Buyer) have been fully converted into shares of common stock and there are no outstanding unconverted debt or convertible securities from those transactions.

         m. NO UNDISCLOSED LIABILITIES OR EVENTS. Except as set forth in ANNEX V, the Company has no liabilities or obligations other than those disclosed in the Company's SEC Reports or those incurred in the ordinary course of the Company's business since December 31, 1999, and which, individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries, taken as a whole. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), results of operations or prospects, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.

         n. NO DEFAULT. Except as disclosed in ANNEX V, hereto, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

         o. NO INTEGRATED OFFERING. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

         p. DILUTION. The number of Shares issuable upon conversion of the Preferred Stock may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Preferred Stock. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded that, in its good faith business judgment, such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Preferred

Stock is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

         q. ACKNOWLEDGMENT BY COMPANY. Company represents and warrants that neither the Buyer, nor any persons or entities representing or purporting to represent the Buyer have made any representation or warranty which is not contained expressly in this Agreement or any other agreements referred to herein. Without limiting the foregoing, Company specifically acknowledges that the Buyer has made no representations that it is a "long term" investor in the Company, or that it intends to hold the Preferred Stock or shares of stock in the Company (obtained by conversions of the Preferred Stock) for any period beyond that which is required under the Securities Act. Company further acknowledges that the Buyer may hedge the shares of stock in the Company prior to or after the conversions of any of the Preferred Stock, provided that such hedging is done in compliance with the Securities Act, Securities Exchange Act, any rules applicable to securities traded on the NASDAQ - Bulletin Board (if applicable) and the express terms of this Agreement, the Certificate of Designation for the Preferred Stock and the Registration Rights Agreement.

         r. BROKERS FEE. The Company represents that it neither is nor will be obligated for any finders' fee or commission nor is it aware of any such fee or commission payable in connection with this transaction other than as set forth on the Joint Escrow Instructions (attached hereto as Annex II). The Company agrees to indemnify and to hold harmless the Buyer from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, partners, employees, or representatives is responsible.

         4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

         a. TRANSFER RESTRICTIONS. The Buyer acknowledges that (1) the Preferred Stock has not been and is not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company and its legal counsel, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration;
(2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

         b. RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that the Preferred Stock and, until such time as the Common Stock has been issued or resold pursuant to an effective registration statement under the 1933 Act as contemplated by the Registration Rights Agreement and sold pursuant to an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

         THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

         c. REGISTRATION RIGHTS AGREEMENT. The parties hereto agree to enter into the Registration Rights Agreement on or before the Closing Date.

         d. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Preferred Stock to the Buyer under any United States laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

         e. REPORTING STATUS. So long as the Buyer beneficially owns any of the Preferred Stock, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

         f. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Preferred Stock (excluding amounts paid by the Company for legal fees, finder's fees and escrow agent fees in connection with the sale of the Preferred Stock) for general capital purposes and, without limiting the foregoing, shall not, directly or indirectly, use any of such proceeds for investment in any other affiliate which is not majority owned by the Company.

         g. FUTURE PURCHASES. (i) The Buyer hereby unconditionally and irrevocably agrees to purchase from the Company additional Common Stock ("Additional Common Stock") in one or more Additional Tranches, for an aggregate purchase price of up to $10,000,000, at a price equal to Eighty Five Percent (85%) of the average closing bid price (as reported by

Bloomberg LP) for the five (5) consecutive days immediately prior to the to the closing of the Additional Tranche and on and subject to the terms and conditions provided this Section 4(g).

         (ii) Commencing three (3) business days after the Effective Date covering both (A) the Registrable Securities applicable to the Preferred Stock and Warrants purchased on the Initial Closing Date and (B) the Additional Common Stock to be issued pursuant hereto, the Company may give a notice (a "Tranche Notice") to the Buyer, with a copy to the Escrow Agent. In the event that the Company files separate Registration Statements for the Registrable Securities applicable to the Preferred Stock (and Warrants) and the Additional Common Stock, the Company may deliver the first Tranche Notice three (3) business days after the both Registration Statements have been declared effective. The date the Tranche Notice is given to the Buyers is referred to as the "Tranche Notice Date." The Tranche Notice shall specify
(x) the aggregate purchase price of the Additional Common Stock (which amount shall in no event be less than $50,000 or more than $2,000,000 in any given Tranche Notice, subject to the further maximum dollar limitations set forth in the "10 Day Draw Down (Put) Availability Matrix" attached hereto as Annex
VII) and the Buyer's Allocable Share thereof and (y) the date of the closing (the "Additional Closing Date" or a "Closing Date") for such Additional Tranche, which Additional Closing Date shall not be earlier than the later of thirty (30) days after the immediately preceding Closing Date or ten (10) business days after the relevant Tranche Notice Date. For example, if the average daily volume during the thirty (30) days prior to the Additional Closing Date equals 70,000 shares and the average closing bid price for the Common Stock during the five (5) days immediately prior to the Additional Closing Date was $4.00, than the maximum aggregate purchase price shall not exceed $420,000. If the maximum aggregate purchase price is less than such amount set forth on the Tranche Notice (due to a decline in the stock price or a decrease in the daily average volume), the aggregate purchase for the Additional Common Stock to be sold on the applicable Additional Closing Date shall be reduced to such maximum.

         (iii) Except as specifically provided in this Section 4(g), the purchase and sale of Additional Common Stock effected on each Additional Closing Date shall be conducted as if it were the transactions referred to in the Transaction Agreements (other than this Section 4(g)). By way of illustration, and not in limitation, of the foregoing, each of the Company and the Buyer shall be deemed to have made all of the representation, warranties and covenants set forth in the Transaction Agreements as of the Additional Closing Date, and the terms of the Registration Rights Agreement will apply to the Additional Common Stock and the related Warrants. Specifically, the Company acknowledges its obligation to register the Registrable Securities applicable to each Additional Tranche independent of any other effective registration applicable to Registrable Securities relating to the Preferred Stock or prior Additional Common Stock and related Warrants purchased on any prior Closing Date.

         (iv) It shall be a condition to the Company's right to issue a Tranche Notice (and Buyer's obligation to purchase the Additional Common Stock) that, as of both the Tranche

Notice Date and the relevant Additional Closing Date, (A) the Registration Statement or Statements required to be filed under the Registration Rights Agreement for all Additional Common Stock and all Registrable Securities relating to the Preferred Stock and related Warrants purchased prior to and on the Additional Closing Date contemplated by the current Tranche Notice shall have been declared effective and shall continue to be effective (and the Company's issuance of the Additional Common Stock shall constitute the Company's confirmation thereof as of such date), (B) the representations and warranties of the Company contained in Section 3 hereof shall be true and correct in all material respects (and the Company's issuance of the Additional Common Stock shall constitute the Company's making each such representation and warranty as of such date) and there shall have been no material adverse changes (financial or otherwise) in the business or conditions of the Company from the Initial Closing Date through and including the Additional Closing Date (and the Company's issuance of the Additional Preferred Stock shall constitute the Company's making such representation and warranty as of such date) and (C) the Company shall cause its legal counsel to issued an opinion letter substantially in the form of Annex III hereto.

         (v) It shall be a condition to the Company's right to issue a Tranche Notice that, as of the Additional Closing Date, (A) the Market Price of the Common Stock for the thirty (30) consecutive trading days ending on the day before the Additional Closing Date, as adjusted to reflect any stock splits, reverse stock splits or stock dividends effected or declared after the initial Closing Date contemplated by this Agreement, be One Hundred Thousand Dollars ($100,000) or more, (B) the average daily trading volume for the thirty (30) consecutive trading days ending the day before the relevant Additional Closing Date be One Hundred Thousand (100,000) or more shares, and
(C) the aggregate dollar volume of the reported market transactions in the Company's Common Stock for the thirty (30) consecutive trading days ending on the day before the Additional Closing Date be $1.00 or more (all as reported by Bloomberg, LLC). The maximum amount

         (vi) Except to the extent specifically contemplated by the provisions of this Section 4(g), the closing of each Additional Tranche shall be conducted upon the same terms and conditions as those applicable to the closing held on the Initial Closing Date.

         (vii) If there is more than one Buyer and if all of the conditions contemplated by this Section 4(g) have been met or have been waived by the relevant parties and, for any reason, a Buyer does not purchase the Additional Purchased Shares allocable to such Buyer on an Additional Closing Date as provided above, each of the other Buyers shall have the option to purchase the Additional Purchased Shares (and if there be more than one such Buyer elected to exercise such option, pro rata among them based on their relative Buyer's Allocable Shares) not then being purchased by such Buyer. The Buyer not purchasing the Additional Purchased Shares shall not have the right to purchase any other Additional Purchased Shares.

         (viii) The Buyer's obligations under this Section 4(g) shall terminate (x) if the Company's available shares do not satisfy the provisions of Section 4(h) hereof at any time, (y) on the date which is four (4) months after the Required Effective Date (as defined in the Registration Rights Agreement) of the Registration Statement covering the Registrable Securities applicable to the Initial Preferred Stock and the related Warrants (the "First Registration Statement"), if such First Registration Statement has not been declared effective by such date, or (z) on the date which is thirty-six (36) months after the last day of the month in which the Effective Date of the First Registration Statement occurs.

         (ix) The Buyer's obligation to purchase Additional Common Stock pursuant to this Section 4(g) shall be subject to the provisions of Section 2.I.

         (x) As of each Additional Closing Date, the Common Stock shall be listed and traded on a national exchange, the "NASDAQ - Small Cap" or "NASDAQ - Bulletin Board."

         h. CERTAIN AGREEMENTS. (i) The Company covenants and agrees that it will not, without the prior written consent of the Buyer, enter into any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock with any third party until one hundred eighty (180) days after the Effective Date (as defined below).

         (ii) The provisions of subparagraph (h)(i) will not apply to (w) Common Stock issued as "restricted stock" as defined in SEC Rule 144, provided the holder thereof holds such Common Stock for at least one year from the date of issuance; (x) a secondary public offering of shares of Common Stock at market; (y) an offering of convertible debentures or preferred stock at market or above; or (z) the issuance of securities (other than for cash) in connection with a merger, consolidation, sale of assets, disposition or the exchange of the capital stock for assets, stock or other joint venture interests; provided, such securities would not be included in the Registration Statement relating to the Shares and a registration statement in respect of such stock shall not be filed prior to sixty (60) days after the Effective Date.

         (iii) The term "Effective Date" means the effective date of the Registration Statement covering the Registrable Securities (as defined in the Registration Rights Agreement).

         (iv) In the event the Company breaches the provisions of this Paragraph 4(h), the Conversion Price shall be amended to be the lessor of (i) 70% of the five (5) day average closing bid price for the five (5) consecutive days immediately prior to the Conversion Notice, (ii) the five
(5) day average closing bid price for the five (5) consecutive days prior to Closing, and Buyer may, within thirty (30) days after it receives written notice of such breach from the Company, require the Company to immediately redeem all outstanding Preferred Stock in accordance with Section 4(k)(y).

         i. AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock equal to two hundred percent (200%) of the number of shares of Common Stock issuable upon conversion of all of the outstanding Preferred Stock, and the exercise of the Warrants (as defined below).

         j. WARRANTS. The Company agrees to issue to Buyer at the Closing, transferable divisible warrants with a "cashless" exercise provision (the "Warrants") for 120,000 shares of Common Stock. Such Warrants shall bear an exercise price equal to Five Dollars ($5.00) per share, and shall be exercisable immediately upon issuance, and for a period of three (3) years thereafter, in the form annexed hereto as ANNEX VI, together with piggy-back registration rights, and demand registration rights under the Registration Rights Agreement.

         k. LIMITATION ON ISSUANCE OF SHARES. The Certificate of Designation for the Preferred Stock shall provide that the Company shall take all steps reasonably necessary to be in a position to issue shares of Common Stock on conversion of the Preferred Stock without violating the "Cap Regulations". If despite taking such steps, the Company is limited in the number of shares of Common Stock it may issue by the "Cap Regulations," to the extent that the Company cannot issue such shares of Common Stock, due upon a Notice of Conversion, without violating the Cap Regulations, the Company shall immediately notify Buyer the number of shares of the Preferred Stock which are not convertible as a result of said Cap Regulations (the "Unconverted Preferred Stock") and within five (5) business days of the applicable Notice of Conversion redeem the Unconverted Preferred Stock for an amount in cash (the "Redemption Amount") equal to the "Economic Benefit" of such Unconverted Preferred Stock. "ECONOMIC BENEFIT" for purposes of this Section 4.k. shall mean the dollar value derived if such Unconverted Preferred Stock were converted into Common Stock as set forth in the Notice of Conversion and the Common Stock was sold on the date of the Notice of Conversion at the closing bid price of the Common Stock on the date of the Notice of Conversion. The Certificate of Designation for the Preferred Stock shall contain provisions substantially consistent with the above terms, with such additional provisions as may be consented to by the Buyer. The provisions of this section are not intended to limit the scope of the provisions otherwise included in the Certificate of Designation.

         l. RIGHT OF FIRST REFUSAL, SPECIAL DILUTION PROTECTION.

         (i) The Company covenants and agrees that if during the period from the date hereof through and including the date which is one hundred twenty
(120) days after the Effective Date of the First Registration Statement, the Company offers to enter into any transaction (a "New Transaction") for the sale of securities convertible into Company's Common Stock (or issues shares of Common Stock with a "reset" provision whereby the Company issues additional Common Stock depending on the future per share price of the Common Stock), the Company shall notify the Buyer in writing of all of the terms of such offer (a "New Transaction Offer"). The Buyer shall have the right (the "Right of First Refusal"), exercisable by written notice given to the Company by the close of business on the fifth business day after the Buyer's receipt of the New Transaction Offer (the "Right of First Refusal Expiration Date"), to participate in all or any part of the New Transaction Offer on the terms so specified.

         (ii) If, and only if, the Buyer does not exercise the Right of First Refusal in full, the Company may consummate the remaining portion of the New Transaction with any New Investor on the terms specified in the New Transaction Offer within thirty (30) days of the Right of First Refusal Expiration Date.

         (iii) If the terms of the New Transaction to be consummated with such other party differ from the terms specified in the New Transaction Offer so that the terms are more beneficial in any respect to the New Investor, the Company shall give the Buyer a New Transaction Offer relating to the terms of the New Transaction, as so changed, and the Buyer's Right of First Refusal and the preceding terms of this paragraph (l) shall apply with respect to such changed terms.

         (iv) If there is more than one Buyer signatory to this Agreement, the preceding provisions of this paragraph (l) shall apply pro rata among them (based on their relative Buyer's Allocable Shares), except that, to the extent any such Buyer does not exercise its Right of First Refusal in full (a "Declining Buyer"), the remaining Buyer or Buyers who or which have exercised their own Right of First Refusal in full, shall have the right (pro rata among them based on their relative Buyer's Allocable Shares, if more than one) to exercise all or a portion of such Declining Buyer's unexercised Right of Refusal. Nothing in this paragraph (l) shall be deemed to permit a transaction not otherwise permitted by subparagraph (g)(i), as modified by the provisions of subparagraph (g)(ii).

         (v) In the event the New Transaction is consummated with such other third party on terms providing for (x) either a sale price equal to or computed based on, or a determination of a conversion price based on, a lower percentage of the then current market price (howsoever defined or computed) than provided in the Certificate of Designation for determining the Conversion Rate or a lower Base Price (howsoever defined or computed) and/or
(y) the issuance of warrants at an exercise price lower than that provided in the Warrants, the terms of any unissued or unconverted Preferred Stock or any unissued or unexercised Warrants shall be modified to reduce the relevant Conversion Rate, Base Price or Warrant exercise price to be equal to that provided in the New Transaction as so consummated.

         m. REIMBURSEMENT. If (i) any Buyer, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Agreements, or if such Buyer is impleaded in any such action, proceeding or investigation by any Person, or
(ii) any Buyer, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Agreements, or if such Buyer is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company will reimburse such Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which such Buyer is a named party, the Company will pay such Buyer the charges, as reasonably determined by such Buyer, for the time of any officers or employees of such Buyer devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Buyers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Buyers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyers and any such Affiliate and any such Person. The Company also agrees that neither any Buyer nor any such Affiliate, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Agreements except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of such Buyer.

         5. TRANSFER AGENT INSTRUCTIONS.

         a. Promptly following the delivery by the Buyer of the aggregate purchase price for the Preferred Stock in accordance with Section 1(c) hereof, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Preferred Stock in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Preferred Stock. The Company warrants that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause
(2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

         b. (i) The Company will permit the Buyer to exercise its right to convert the Preferred Stock by telecopying an executed and completed Notice of Conversion (as defined in the Certificate of Designation) to the Company and delivering within three (3) business days thereafter, the original Notice of Conversion, together with the original share certificate, by express courier.

         (ii) The term "Conversion Date" means, with respect to any conversion elected by the holder of the Preferred Stock after the Effective Date, the date specified in the Notice of Conversion, provided the copy of the Notice of Conversion is telecopied to or otherwise delivered to the Company in accordance with the provisions hereof so that is received by the Company on or before such specified date. The Conversion Date for any mandatory conversion at maturity shall be the Maturity Date of the Preferred Stock.

         (iii) The Company shall, at its expense, take all actions and use all means necessary and diligent to cause its transfer agent to transmit the certificates representing the Shares issuable upon conversion of any Preferred Stock (together with Preferred Stock not being so converted) to the Buyer via express courier, by electronic transfer or otherwise, within three
(3) business days after receipt by the Company of the later of (i) receipt by the Company of the copy of the original Notice of Conversion and share certificate, and (ii) the Conversion Date (the "Delivery Date").

         c. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay late payments to the Buyer in the event that due entirely to the Company's failure to issue and deliver the Shares upon Conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond five (5) business days from Delivery Date):

                                            Late Payment For Each $10,000
                                            of Preferred Stock Liquidation
         No. Business Days Late             Amount Being Converted
         ----------------------             ------------------------------
                  1                             $100
                  2                             $200
                  3                             $300
                  4                             $400
                  5                             $500
                  >5                            $500 +$200 for each Business
                                                Day Late beyond 5 days from
                                                The Delivery Date


         The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Buyer's right to pursue actual damages or to cause the Company to redeem the Preferred Shares as provided below for the Company's actions or inactions resulting in the transfer agent's failure to issue and deliver the Common Stock to the Buyer. Furthermore, in addition to any other remedies which may be available to the Buyer, in the event that the Company fails to deliver such shares of Common Stock within five (5) business days after the Delivery Date, the Buyer will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion. In the event the Company's actions or inactions result in the transfer agent's failure to issue and deliver the Common Stock to the Buyer within ten (10) days after the Delivery Date, Buyer may, at its option, require the Company (without limiting its other remedies hereunder) to immediately redeem all outstanding Preferred Stock in accordance with Section 4(k)(y).

         d. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon conversion of the Preferred Stock and after such Delivery Date, the holder of the Preferred Stock being converted (a "Converting Holder") purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder made after a Conversion Date (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Company shall pay to the Converting Holder, in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Buyer in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000. The remedies set forth in paragraphs 5(c) and (d) shall be cumulative.

         e. In lieu of delivering physical certificates representing the unlegended securities issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Buyer and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Buyer thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Buyer by crediting the account of Buyer's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

         f. The original certificate representing the Preferred Stock shall be delivered by the Buyer to the Company simultaneous with the final Notice of Conversion.

         6. DELIVERY INSTRUCTIONS.

         The Preferred Stock shall be delivered by the Company to the Escrow Agent pursuant to Section 1(b) hereof, on a delivery against payment basis, no later than on the Closing Date.

         7. CLOSING DATE.

         (i) The closing of the issuance and sale of the Preferred Stock shall occur on the date (the "Closing Date") which is the first NYSE trading day after the fulfillment or waiver of all closing conditions pursuant to Sections 8 and 9 hereof or such other date and time as is mutually agreed upon by the Company and the Buyer.

         (ii) The closing of the purchase and issuance of Preferred Stock shall occur on the Closing Date, at the offices of the Escrow Agent and shall take place no later than 12:00 Noon, PST, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

         (iii) Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Property (as defined in the Escrow Agreement) only upon satisfaction of the conditions set forth in Sections 8 and 9 hereof.

         8. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

         The Buyer understands that the Company's obligation to sell the Preferred Stock on the Closing Date and to the Buyer pursuant to this Agreement is conditioned upon:

         a. The receipt and acceptance by the Buyer of this Agreement as evidenced by execution of this Agreement by the Buyer for Two Million Five Hundred Thousand Dollars ($2,500,000) in principal amount of the Preferred Stock (or such lesser amount as the Company, in its sole discretion, shall determine on the Closing Date);

         b. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the Purchase Price for the Preferred Stock in accordance with Section 1(c) hereof;

         c. The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement as if made on the Closing Date, and the performance by the Buyer on or before the Closing Date of all covenants and agreements of the Buyer required to be performed on or before the Closing Date;

         d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

         9. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

         The Company understands that the Buyer's obligation to purchase the Preferred Stock on the Closing Date is conditioned upon:

         a. Acceptance by the Company of this Agreement for the sale of Preferred Stock, as indicated by execution of this Agreement;

         b. Delivery by the Company to the Escrow Agent of the appropriate Preferred Stock in accordance with this Agreement;

         c. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date and as to Preferred Stock, the conditions set forth in Paragraph 4g; and

         d. On the Closing Date, Buyer having received (i) an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, to the effect set forth in ANNEX III attached hereto, (ii) the Registration Rights Agreement annexed hereto as ANNEX IV and the Warrants.

         e. No statute, rule, regulation, executive order, decree, ruling or injunction shall be enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely effects any of the transactions contemplated by this Agreement or the Transaction Documents, and no proceeding or investigation shall have been commenced or threatened which may have the effect of prohibiting or adversely effecting any of the transactions contemplated by this Agreement or the Transaction Documents.

         f. From and after the date hereof to and including the Closing Date, the trading of the Common Stock shall not have been suspended by the SEC, or the NASD and trading in securities generally on the New York Stock Exchange, NASDAQ/Small Cap, Bulletin Board, or the over-the-counter market, as applicable, shall not have been suspended or limited, nor shall minimum prices been established for securities traded on NASDAQ/Small Cap,

Bulletin Board, or over-the-counter market, as applicable, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyer makes it impracticable or inadvisable to purchase the Preferred Stock.

         10. GOVERNING LAW; MISCELLANEOUS.

         a. This Agreement and all agreements entered into in connection herewith shall be governed by and interpreted in accordance with the laws of the State of California for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Any litigation based thereon, or arising out of, under, or in connection with, this agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or Buyer shall be brought and maintained exclusively in the state or Federal courts of the State of California, sitting in the City of Los Angeles. The Company hereby expressly and irrevocably submits to the jurisdiction of the state and federal Courts of the State of California for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of California. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the related agreements entered into in connection herewith.

         b. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

         c. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

         d. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         e. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         f. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

         g. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

         h. Except as otherwise set forth herein, all costs and expenses, including reasonable attorneys' fees, incurred by the Buyer in the enforcement of this Agreement or any agreements related thereto, shall be paid by the Company upon demand.

11. NOTICES. Any notice or communication required or permitted by this Agreement shall be given in writing addressed as follows:

COMPANY:       Mobile P.E.T. Systems, Inc.
               2240 Shelter Island Drive
               San Diego, CA  92106
               ATTN: CEO
               Telephone No.: (619) 226-6738
               Telecopier No.: (619) 226-6889

               with a copy to:

               John Mann, Esq.
               1330 Post Oak Boulevard, Suite 2800
               Houston, Texas  77056
               Telephone: (713) 622-7114
               Facsimile: (713) 622-8281

BUYER:         At the address set forth on the signature page of this Agreement.

ESCROW AGENT:  Law Offices of Michael S. Rosenblum
               1875 Century Park East, Suite 700
               Los Angeles, CA  90067
               Telecopier No. (310) 286-3010
               Telephone No. (310) 286-2100

All notices shall be served personally by telecopy, by telex, by overnight express mail service or other overnight courier, or by first class registered or certified mail, postage prepaid, return receipt requested. If served personally, or by telecopy, notice shall be deemed delivered upon receipt (provided that if served by telecopy, sender has written confirmation of delivery); if served by overnight express mail or overnight courier, notice shall be deemed delivered forty-eight (48) hours after deposit; and if served by first class mail, notice shall be deemed delivered seventy-two (72) hours after mailing. Any party may give written notification to the other parties of any change of address for the sending of notices, pursuant to any method provided for herein.

         12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Preferred Stock and the Purchase Price, and shall inure to the benefit of the Buyer and its successors and assigns.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

NUMBER OF SHARES OF PREFERRED STOCK TO BE PURCHASED: 60*

AGGREGATE PURCHASE PRICE OF SUCH PREFERRED STOCK:    $3,000,000*

*As detailed below


                             SIGNATURES FOR ENTITIES

         IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf as of this ______th day of March, 2000.


                                       Printed Names of Buyers

                                       By: See Annexed
                                          --------------------------------
                                          (Signature of Authorized Person)

                                          --------------------------------
                                          Printed Name and Title


As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.


MOBILE P.E.T. SYSTEMS, INC., a Delaware corporation

By:
   ------------------------------
Title:
      ---------------------------
Date:
     ----------------------------

                             ANNEX TO SIGNATURE PAGE

Amount            Shares
------            ------
$3,000,000          60                 York, LLC, a Cayman Islands
                                       limited liability company


                                       By:
                                          ----------------------------
                                          Manager


ADDRESS:  c/o Thomson Kernaghan & Co.
          365 Bay Street, Suite 1000, 10th Fl.
          Toronto, Ontario M5H 2V2
          Telephone No.: (416) 860-4160
          Telecopier No.: (416) 860-8313

         ANNEX I           CERTIFICATE OF DESIGNATION

         ANNEX II          JOINT ESCROW INSTRUCTIONS

         ANNEX III         OPINION OF COUNSEL

         ANNEX IV          REGISTRATION RIGHTS AGREEMENT

         ANNEX V           COMPANY DISCLOSURE MATERIALS

         ANNEX VI          COMMON STOCK PURCHASE WARRANT

         ANNEX VII         10 DAY DRAW DOWN (PUT) AVAILABILITY MATRIX

                                                                        ANNEX V

                               COMPANY DISCLOSURE

                           [TO BE SUPPLIED BY COMPANY]